CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, J. Stephen Barley, Secretary, Treasurer, Chief Financial Officer and Director of Tuscany Minerals, Ltd., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)            the Quarterly Report on Form 10-Q of Tuscany Minerals, Ltd. for the quarterly period ended September 30, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Tuscany Minerals, Ltd.

Dated: November 14, 2008

/s/ J. Stephen Barley
J. Stephen Barley
Secretary, Treasurer, Chief Financial Officer and Director
(Principal Financial Officer
and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Tuscany Minerals, Ltd. and will be retained by Tuscany Minerals, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.